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                                                                    Exhibit 23.1

            Consent of Independent Registered Public Accounting Firm

                  We consent to the incorporation by reference in Registration Statement No. 333-146034 on Forms S-8 of our report dated April 14, 2008 relating to our audit of the financial statements of Smoky Market Foods, Inc. for the period ended December 31, 2007, which appear in this Annual Report on Form 10-KSB of Smoky Market Foods, Inc. for the year ended December 31, 2007.



/s/ Jaspers + Hall, PC
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Jaspers + Hall, PC

Denver, Colorado
April 15, 2008